Exhibit (h)(12)(a)

                               AMENDMENT NO. 1 TO

                                 ADMINISTRATIVE
                               SERVICES AGREEMENT


         This Amendment No. 1 to the Administrative Services Agreement (the "Agreement") dated as of April 16, 1998, by and between Value Equity Trust, a Massachusetts business Trust (the "Fund"), on behalf of Value Fund, a series of the Fund and Kemper Distributors, Inc., a Delaware corporation, is made as of September 14, 1999.

         Pursuant to Section 4 of the Agreement, the Agreement is hereby amended as follows:

         1. The second sentence of the first paragraph of Section 2 shall be replaced by the following sentence: "The current fee schedule may be set forth as Appendix I hereto"; and

         2.    The following new paragraph shall be added at the end of
         Section 2:

         "KDI shall be contractually bound hereunder by the terms of any publicly announced fee cap or waiver of its fee or by the terms of any written document provided to the Board of Trustees of the Fund announcing a fee cap or waiver of its fee, or any limitation of the Fund's expenses, as if such fee cap, fee waiver or expense limitation were fully set forth herein."

         Except as provided herein, the terms and provisions of the Agreement shall remain in full force and effect without amendment.

                  Executed under seal this 30th day of September, 1999.


VALUE EQUITY TRUST,
on behalf of Value Fund                        ATTEST:


By:  /s/Lynn S. Birdsong                       /s/John Millette
     ---------------------------------         ---------------------------------
     Lynn S. Birdsong                          Title: Vice President
     President



KEMPER DISTRIBUTORS, INC.                      ATTEST:


By:  /s/William M. Thomas                      /s/Philip J. Collora
     ---------------------------------         ---------------------------------
     William M. Thomas                         Title: Assist. Secretary
     Vice President


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